Exhibit 10.9

FY11 VCP 1st half and 2nd half Multiplier to participation rate EBITDA $M EBITDA $M 1st Half Thresholds: Revenue $ [*] EBITDA $ [*] Thresholds: Revenue $ [*] EBITDA $ [*] Multiplier to participation rate [*] CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. [*] [*] [*] [*] 2nd Half